EXHIBIT 4-1

                             AMENDMENT TO INDENTURE

         AMENDMENT (the "Amendment"), dated as of August 14, 1997, to the Indenture (the "Indenture"), dated as of November 27, 1996, among Statia Terminals International N.V., a Netherlands Antilles corporation ("Statia"), Statia Terminals Canada, Incorporated, a corporation organized under the laws of Nova Scotia ("Statia Canada; and together with Statia, the "Issuers") the Subsidiary Guarantors named therein (the "Subsidiary Guarantors") and Marine Midland Bank (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Indenture.

                              W I T N E S S E T H:

         WHEREAS Section 4.07(b) of the Indenture as currently drafted, is ambiguous as to whether the Issuers shall maintain interruption of business insurance;

         WHEREAS, (i) the Issuers believe that Section 4.07(b) was not intended to require interruption of business insurance unless such insurance is customarily carried by similar businesses of similar size, (ii) the Issuers believe that business interruption insurance is not customarily carried by companies of similar size to the Issuers in the independent terminaling industry and (iii) statements in both the Final Offering Memorandum, dated November 22, 1996, and the Prospectus, dated February 19, 1997, of the Issuers, respectively, indicate that such insurance is not customary and that the Issuers and their respective subsidiaries do not carry, and do not plan to carry, business interruption insurance; and

         WHEREAS, the parties desire to amend the Indenture pursuant to Section
9.01 of the Indenture to cure this ambiguity.

         NOW, THEREFORE, the parties hereto agree as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the
Securities:

         1. AMENDMENT. (a) Section 4.07(b) of the Indenture shall be deleted in its entirety and the following clause shall be inserted in its place as the new
Section 4.07(b):

                       (b) The Issuers shall maintain, and shall cause their Restricted Subsidiaries to maintain, subject to the provisions of the applicable Security Documents, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size, including (if so customarily carried) , but not limited to, property and casualty loss, workers' compensation insurance and interruption of business insurance.

         2. TIA CONTROLS. If any provision of this Amendment limits or conflicts with another provision which is required to be included in this Amendment by the TIA, the required provision shall control.

         3. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         4. COUNTERPARTS. This Amendment may be executed and agreed in any number of counterparts and by the parties hereto on separate counterparts, each of which counterparts when executed and

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delivered shall be an original, but all of which shall together constitute one and the same agreement. A complete set of counterparts shall be lodged with the signatories hereto.

         5. INDENTURE NOT OTHERWISE AMENDED. The terms and provisions of the Indenture not amended hereby shall continue to remain in full force and effect.

         6. REFERENCES. From and after the date hereof, all references in the Indenture shall be deemed to be references to the Indenture as amended hereby.

         7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Amendment or for or in respect of the recitals contained herein, all of which recitals are made solely by Issuers and the Subsidiary Guarantors.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of this 14th day of August, 1997.

                                   STATIA TERMINALS INTERNATIONAL N.V.

                                   By: /s/ JAMES G. CAMERON
                                       -------------------------------------
                                       Name:  James G. Cameron
                                       Title: Director

                                   By: /s/ JAMES F. BRENNER
                                       -------------------------------------
                                       Name:  James F. Brenner
                                       Title: Vice President

                                   STATIA TERMINALS CANADA,
                                     INCORPORATED

                                   By: /s/ JAMES F. BRENNER
                                       -------------------------------------
                                       Name:  James F. Brenner
                                       Title: Vice President

                                   MARINE MIDLAND BANK,
                                     As Trustee

                                   By: /s/ FRANK GODINO
                                       -------------------------------------
                                       Name:  Frank Godino
                                       Title: Assistant Vice President

                                   STATIA TERMINALS CORPORATION N.V.

                                   By: /s/ JAMES G. CAMERON
                                       -------------------------------------
                                       Name:  James G. Cameron
                                       Title: Director

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                                   By: /s/ JAMES F. BRENNER
                                       -------------------------------------
                                       Name:  James F. Brenner
                                       Title: Vice President

                                   STATIA TERMINALS DELAWARE, INC.

                                   By: /s/ JAMES F. BRENNER
                                       -------------------------------------
                                       Name:  James F. Brenner
                                       Title: Vice President

                                   STATIA TERMINALS, INC.

                                   By: /s/ JAMES F. BRENNER
                                       -------------------------------------
                                       Name:  James F. Brenner
                                       Title: Vice President

                                   STATIA TERMINALS N.V.

                                   By: /s/ JAMES F. BRENNER
                                       -------------------------------------
                                       Name:  James F. Brenner
                                       Title: Vice President

                                   STATIA DELAWARE HOLDCO II, INC.

                                   By: /s/ JAMES F. BRENNER
                                       -------------------------------------
                                       Name:  James F. Brenner
                                       Title: Vice President

                                   SABA TRUST COMPANY N.V.

                                   By: /s/ JAMES F. BRENNER
                                       -------------------------------------
                                       Name:  James F. Brenner
                                       Title: Vice President

                                   BICEN DEVELOPMENT CORPORATION N.V.

                                   By: /s/ JAMES F. BRENNER
                                       -------------------------------------
                                       Name:  James F. Brenner
                                       Title: Vice President

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                                   STATIA TERMINALS SOUTHWEST, INC.

                                   By: /s/ JAMES F. BRENNER
                                       -------------------------------------
                                       Name:  James F. Brenner
                                       Title: Vice President

                                   W.P. COMPANY, INC.

                                   By: /s/ JAMES F. BRENNER
                                       -------------------------------------
                                       Name:  James F. Brenner
                                       Title: Vice President

                                   SEVEN SEAS STEAMSHIP COMPANY, INC.

                                   By: /s/ GREGORY W. PIETERS
                                       -------------------------------------
                                       Name:  Gregory W. Pieters
                                       Title: Vice President

                                   STATIA TUGS N.V.

                                   By: /s/ JAMES G. CAMERON
                                       -------------------------------------
                                       Name:  James G. Cameron
                                       Title: Director

                                   SEVEN SEAS STEAMSHIP COMPANY
                                     (SINT EUSTATIUS) N.V.

                                   By: /s/ VICTOR M. LOPEZ, JR.
                                       -------------------------------------
                                       Name:  Victor M. Lopez, Jr.
                                       Title: Assistant Secretary and
                                              Treasurer

                                   POINT TUPPER MARINE SERVICES LIMITED

                                   By: /s/ JAMES F. BRENNER
                                       -------------------------------------
                                       Name:  James F. Brenner
                                       Title: Vice President

                                   STATIA LABORATORY SERVICES, N.V.

                                   By: /s/ JAMES F. BRENNER
                                       -------------------------------------
                                       Name:  James F. Brenner
                                       Title: Vice President